UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2011
EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)
Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida	33179

(Address of principal executive offices)	(Zip Code)
(305) 947-1664

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As disclosed under Item 5.07 of this Current Report on Form 8-K, at the 2011 annual meeting of stockholders of Equity One, Inc., a Maryland corporation (the “Company”), held on May 2, 2011, the stockholders of the Company approved the amendment of the Company’s Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”), which, among other things:
•	increased the number of shares of common stock reserved for delivery under the Plan to 13,500,000 shares from 8,500,000 shares, resulting in 5,075,133 shares available for delivery in connection with awards granted under the Plan as of May 2, 2011 (after giving effect to shares already issued or subject to outstanding awards under the Plan);

•	increased the number of shares of common stock that may be issued under the Plan as a result of incentive stock options to 13,500,000 shares (or 5,075,133 shares after giving effect to shares already issued or subject to outstanding awards under the Plan as of May 2, 2011);

•	added additional business criteria that may be used by the compensation committee or the board of directors of the Company in establishing performance goals for incentive awards that are intended to qualify as performance-based compensation not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended, and increased annual limitations on shares or the dollar value of non-equity awards for purposes of Section 162(m); and

•	extend the expiration date for the Plan for an additional seven years.
     The Plan is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2011, under the heading “Proposal 5 — Adoption of our Amended and Restated 2000 Executive Incentive Compensation Plan,” which description is incorporated by reference herein.
     The foregoing description of the amendments to the Plan is only a summary and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 2, 2011, the Company held its 2011 annual meeting of stockholders. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1.	Election of directors, each to hold office until the Company’s 2012 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

			Broker
Name	For	Withheld	Non-Votes
Noam Ben-Ozer	98,030,795	3,431,494	7,746,806
James S. Cassel	92,501,838	8,960,451	7,746,806
Cynthia R. Cohen	101,206,130	256,159	7,746,806
David Fischel	101,025,027	437,262	7,746,806
Neil Flanzraich	92,252,761	9,209,528	7,746,806
Nathan Hetz	74,438,803	27,023,486	7,746,806
Chaim Katzman	93,626,875	7,835,414	7,746,806
Peter Linneman	88,217,761	13,244,528	7,746,806
Jeffrey S. Olson	100,993,740	468,549	7,746,806
Dori Segal	96,589,178	4,873,111	7,746,806

Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year.

			Broker
For	Against	Abstained	Non-Votes
108,991,891	182,079	35,125	0

Proposal 3.	Approval, on a non-binding, advisory basis, of the Company’s executive compensation.

			Broker
For	Against	Abstained	Non-Votes
72,593,765	28,807,783	60,741	7,746,806

Proposal 4.	Recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on executive compensation.

	Every Two	Every Three		Broker
Every Year	Years	Years	Abstained	Non-Votes
98,108,036	96,172	3,192,388	65,693	7,746,806

Proposal 5.	Approval of the amendment of the Company’s Amended and Restated 2000 Executive Incentive Compensation Plan, which, among other things, increases the number of shares of the Company’s common stock reserved for issuance under the plan from 8,500,000 to 13,500,000, resulting in 5,075,133 shares of the Company’s common stock available for delivery in connection with awards granted under the plan.

			Broker
For	Against	Abstained	Non-Votes
66,736,995	34,658,572	66,722	7,746,806

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Equity One, Inc. Amended and Restated 2000 Executive Incentive Plan, as amended and restated through May 2, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: May 4, 2011	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Equity One, Inc. Amended and Restated 2000 Executive Incentive Plan, as amended and restated through May 2, 2011.